EXHIBIT (e)(8)

                        REVOLVING CREDIT PROMISSORY NOTE

$950,000,000                                                    January __, 2001

      FOR VALUE RECEIVED, IBP, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of TYSON FOODS, INC. (the "Lender") NINE HUNDRED FIFTY MILLION DOLLARS ($950,000,000) or, if greater or less, the aggregate unpaid principal amount of all Advances (as defined below) made to the Borrower pursuant to this Note, together with accrued interest thereon at the per annum rate set forth in Section 5 of this Note. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement dated as of January 12, 2001 among the Lender, as borrower, the various lending institutions party thereto, The Chase Manhattan Bank, as administrative agent, Merrill Lynch Capital Corporation, as syndication agent, and SunTrust Banks, Inc., as documentation agent (the "Credit Agreement"). This Note shall become effective upon the initial Advance made by the Lender to the Borrower pursuant to Section 1(a) of this Note.

      1. Subject to the terms and conditions hereof, the Lender agrees to make revolving loan advances ("Advances") to the Borrower upon request of up to an aggregate principal amount of NINE HUNDRED AND FIFTY MILLION DOLLARS ($950,000,000) at any time outstanding. Subject to the terms and conditions hereof, Advances hereunder shall be made as follows:

            (a) On or prior to the date on which a Change of Control (as defined in the IBP Credit Agreement) occurs, the Lender shall make an initial Advance to the Borrower to fund the repayment by the Borrower of the obligations of the Borrower arising under the IBP Credit Agreement.

            (b) All other Advances hereunder shall be requested by the Borrower by written notice (or telephonic notice promptly confirmed in writing) to the Lender (i) no later than 11:00 a.m. on the date of the requested borrowing if such request is made prior to the Merger Termination Date (as defined below) or (ii) no later than one Business Day prior to the date of the requested borrowing if such request is made after the Merger Termination Date. Each such notice shall specify: (A) the aggregate principal amount of the requested borrowing, and (B) the date of borrowing. Each Advance shall be in a minimum aggregate principal amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof. No later than 3:00 p.m. (Central Time) on the date of the requested borrowing (as specified in the notice provided to the Lender), the Lender will make available to the Borrower (provided that the Borrower has satisfied each of the conditions set forth herein) the aggregate amount of the requested borrowing in immediately available funds to the Borrower's account specified by the Borrower to the Lender in writing.

      2. The Lender, with respect to amounts payable hereunder, shall maintain on its books loan accounts setting forth each Advance hereunder; provided, however, that

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the failure of the Lender to record any such amount on its books shall not affect the obligations of the Borrower with respect thereto.

      3. Without limiting the Lender's rights under Section 9 of this Note, the outstanding principal hereunder, together with accrued interest thereon at the rate specified in Section 5 of this Note, shall be due and payable immediately on the termination of the Merger Agreement (the "Merger Termination Date"); provided, however that, the Borrower may at its option extend the date on which the payment is due by an amount of time reasonably necessary to secure alternative financing arrangements with respect to amounts outstanding hereunder, but in no event more than sixty (60) days after the Merger Termination Date. Notwithstanding the foregoing, this Note shall become due and payable in full upon demand by Lender at any time after the consummation of the Merger.

      4. The Borrower may make voluntary prepayments on the Advances at any time in any amount without penalty or premium. Amounts repaid on the Advances may be reborrowed in accordance with the terms and conditions hereof.

      5. Prior to the Merger Termination Date, interest shall accrue on Advances outstanding from time to time hereunder at an interest rate equal to the weighted average interest rate Lender pays on its commercial paper and borrowings under the Credit Agreement and the Fourth Amended and Restated Credit Agreement, dated May 26, 1995, as amended, among the Lender and the banks a party thereto, such rate to be adjusted each week, but not more than LIBOR plus
 .875%. After the Merger Termination Date, interest shall accrue on Advances outstanding from time to time hereunder at an interest rate equal to the rate of interest publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City, with any change in such Prime Rate taking effect at the opening of business on the day specified in the public announcement of such change.

      6. All payments of principal and interest hereunder by the Borrower shall be made by wire transfer, at Borrower's option, to the Lender or to the Banks at an account or accounts designated by the Lender or the Banks, as the case may be, in writing in U.S. Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind.

      7. The making of any Advance hereunder shall be subject to the condition that the obligations of each Bank to make Loans under the Credit Agreement to the Lender shall be satisfied on the borrowing date of the Advance.

      8. The representations and warranties contained in Article IV of the Credit Agreement as in effect on the date hereof applicable to the Borrower and its Subsidiaries (the "Incorporated Representations") are incorporated herein by reference with the same effect as if stated at length. The Borrower represents and warrants to the Lender that the Incorporated Representations are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date), provided that (i) the

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Incorporated Representations shall run in favor of the Lender hereunder (rather than the Administrative Agent and the Banks under the Credit Agreement as provided therein) and references to "this Agreement" and the "Loan Documents" shall be deemed to include this Note, and (ii) in the event of the amendment or modification of any of the representations and warranties contained in Article V of the Credit Agreement, the Incorporated Representations shall be as in effect immediately prior to such amendment or modification, unless the Borrower consents to such amendment or modification of the terms hereof.

      9. Upon the occurrence and during the continuance of an Event of Default, all amounts evidenced by this Note may, or shall, in the case of an event of bankruptcy or insolvency described in Section 8.01 of the Credit Agreement, become immediately due and payable (and the commitment of the Lender to make Advances shall thereupon terminate), without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Note is not made when due, and Borrower refuses to make such payment upon three (3) days written notice from the Lender, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

      10. Subject to the Borrower's compliance with the terms of this Note, the outstanding principal balance due under this Note, and the accrued interest thereon, shall be reduced by and in an amount equal to any payment the Borrower shall make to any Bank, including, without limitations, any payments made pursuant to the terms and provisions of the Guarantee. Promptly after receipt by the Borrower of notice of the existence of a claim by a Bank against Borrower arising under the Guarantee (a "Claim"), the Borrower will notify the Lender in writing of the existence thereof; provided that the omission so to notify the Lender will have no effect on the Borrower's ability to reduce the outstanding principal balance due under this Note, and the accrued interest thereon. In case any such Claim is made against the Borrower and it notifies the Lender of the existence thereof, the Lender will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Borrower, to assume the defense thereof, with counsel reasonably satisfactory to the Borrower; provided that if the defendants in any such Claim include both the Borrower and the Lender and the Borrower shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Lender, the Lender shall not have the right to direct the defense of such Claim on behalf of the Borrower, and the Borrower shall have the right at its own expense to select separate counsel to assert such legal defenses on behalf of the Borrower.

      11. As used herein, the following terms shall be defined as follows:

          "Event of Default" means the occurrence of any of the following events: (i) default shall be made in the payment by Borrower of any amount due under this Note on the date when due and such default shall continue for three (3) Business Days after written notice of such default is received by Borrower from the Lender, (ii) default shall be made in the due observance or performance by Borrower of

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      any other covenant or condition herein, which default is not remedied within 30 days after written notice of such default is received by Borrower from the Lender, (iii) any representation or warranty made by the Borrower herein shall prove to have been incorrect when made or deemed made, and such inaccuracy has a material and adverse affect on IBP's business considered as a whole, and (iv) the occurrence of an Event of Default (as defined in the Credit Agreement) under the Credit Agreement that is attributable to or arises from the business or operations of the Borrower or its Subsidiaries.

            "Guarantee" means the Guarantee Agreement dated as of the date hereof between the Borrower and The Chase Manhattan Bank, as administrative agent, for the various lending institutions a party to the Credit Agreement.

      12. This Note is valid, binding and enforceable in accordance with its provisions, and no conditions exist to the legal effectiveness of this Note.

      13. This Note shall bind the Borrower and its successors and assigns. This Note shall not be assigned or transferred by the Borrower without the express prior written consent of the Lender. Any provision of this Note may be amended, waived or modified only upon the written consent of the Lender and the Borrower.

      14. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Arkansas.

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      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

                                    IBP, INC.,
                             a Delaware corporation

                                    By:
                                    Name:
                                    Title:




ACCEPTED AND AGREED:

TYSON FOODS, INC.,
A Delaware corporation

By:
Name:  Dennis Leatherby
Title: Senior Vice President, Finance
       and Treasurer

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